UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2005

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01. Entry Into a Material Definitive Agreement

On June 10, 2005, Omega Healthcare Investors, Inc., a Maryland Corporation (“Omega”) and OHI Asset (OH), LLC, a Delaware limited liability company (“OHI”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Hollis J. Garfield, Albert M. Wiggins, Jr., A. David Wiggins, Estate of Evelyn R. Garfield, Evelyn R. Garfield Revocable Trust, SG Trust B - Hollis Trust, Evelyn Garfield Family Trust and Evelyn Garfield Remainder Trust (collectively, the “Shareholders”), the owners of all of the issued and outstanding shares, membership interests or partnership interests in Baldwin Health Center, Inc., Copley Health Center, Inc., Hanover House, Inc., House of Hanover, Ltd., Pavillion North, LLP, d/b/a Wexford House Nursing Center, Pavillion Nursing Center North, Inc., Pavillion North Partners, Inc., and The Suburban Pavillion, Inc., (each, a “Company” and collectively, the “Companies”), and OMG MSTR LSCO, LLC, an Ohio limited liability company (the “New Operator”), CommuniCare Health Services, Inc., an Ohio corporation (the “New Operator Parent”), and Emery Medical Management Co., an Ohio Corporation (the “Limited Party”). The Stock Purchase Agreement contains customary representations and warranties and closing conditions.

Subject to the terms and conditions of the Stock Purchase Agreement and upon consummation of the closing, OHI will purchase all of the issued and outstanding shares, membership interests or partnership interests of each of the Companies for $62,699,469. LandAmerica National Commercial Services, as escrow agent, is holding $500,000 (the “Deposit Amount”) deposited by OHI pursuant to the terms of the Deposit Escrow Instructions dated May 5, 2005. The Deposit Amount will be applied to the purchase price at the closing. The total closing purchase price will be subject to adjustment based on the difference between the aggregate working capital of the Companies as of the closing date and the Companies’ working capital as of March 31, 2005. This working capital adjustment amount may increase or reduce the purchase price.

In connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, Omega will acquire five skilled nursing facilities (the “Facilities”), which are located in the States of Ohio and Pennsylvania. Following Omega’s acquisition of the Facilities, the New Operator will assume operational responsibilities for each of the Facilities pursuant to the terms and conditions of an amended and restated master lease between Omega and New Operator.

This description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit
NumberDescription

10.1
Stock Purchase Agreement, dated June 10, 2005, by and between Omega Healthcare Investors, Inc., OHI Asset (OH), LLC, Hollis J. Garfield, Albert M. Wiggins, Jr., A. David Wiggins, Estate of Evelyn R. Garfield, Evelyn R. Garfield Revocable Trust, SG Trust B - Hollis Trust, Evelyn Garfield Family Trust, Evelyn Garfield Remainder Trust, Baldwin Health Center, Inc., Copley Health Center, Inc., Hanover House, Inc., House of Hanover, Ltd., Pavillion North, LLP, d/b/a Wexford House Nursing Center, Pavillion Nursing Center North, Inc., Pavillion North Partners, Inc., and The Suburban Pavillion, Inc., OMG MSTR LSCO, LLC, CommuniCare Health Services, Inc., and Emery Medical Management Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: June 10, 2005                 By: /s/ C.Taylor Picket
C. Taylor Pickett
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number Description

10.1
Stock Purchase Agreement, dated June 10, 2005, by and between Omega Healthcare Investors, Inc., OHI Asset (OH), LLC, Hollis J. Garfield, Albert M. Wiggins, Jr., A. David Wiggins, Estate of Evelyn R. Garfield, Evelyn R. Garfield Revocable Trust, SG Trust B - Hollis Trust, Evelyn Garfield Family Trust, Evelyn Garfield Remainder Trust, Baldwin Health Center, Inc., Copley Health Center, Inc., Hanover House, Inc., House of Hanover, Ltd., Pavillion North, LLP, d/b/a Wexford House Nursing Center, Pavillion Nursing Center North, Inc., Pavillion North Partners, Inc., and The Suburban Pavillion, Inc., OMG MSTR LSCO, LLC, CommuniCare Health Services, Inc., and Emery Medical Management Co.